SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2005

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We have been informed by the operator that all the crew and equipment are now on location and that the testing phase on the Enchant Well is ready to occur.  If all operations go as to schedule, the initial indications of oil flow should be realized within days.  It is expected that the well will need 5-10 days of testing to establish a more sustainable oil flow.  This is the first well we are participating in on this prospect. One well on this prospect produced over 30,000 barrels of oil over 23 months of production.

Bernard McDougall, our president stated, “MSEV is entering one of the most exciting periods in the company’s history.  All the crew and equipment are now on site on the Enchant Well in Alberta, and barring any unforeseen issues, the initial oil flows for this well will be known within days.  Considering that MSEV has a substantial 50% working interest in this well,  successful test results could have a major impact on MSEV’s immediate and long-term growth.  The last time MSEV was able to announce drilling results for a Canadian prospect the shares traded from 2.7 cents to a high of 8.7 cents within two days and traded over 24,500,000 shares on each of those two days.  This occurred when the company had only four wells in production compared to 15 wells currently, no marketing campaign versus an active marketing campaign, and oil and gas prices were at much lower levels than today.  When you take into account that oil prices are approaching $50.00 again, this would be a great time to announce one or more new successful wells.”

Operations on the Stuart 60# 8 Well in Texas are progressing as scheduled.  The operator reports that if all goes according to schedule, the well will be ready to be fraced within days.  This is the first of the remaining three wells to be worked on.  The first five wells on this prospect were all successfully drilled.  The cost for these three wells has already been paid.  Initial results from the Stuart 60 #8 Well is expected within two weeks.  The two other wells on this prospect are expected to commence operations as soon as the Stuart 60# 8 Well is completed.

We are making a more concerted effort to market our self to prospective shareholders.  The marketing campaign has commenced and will be occurring throughout the coming months as drilling results from our Texas and Canadian prospects are announced.

Operations are expected to commence shortly on the Red Water Gas Prospect in Alberta.  The prospect consists of one initial well, with the potential to drill multiple wells if the first well is successful.  The formation of primary interest on this property is the Viking Sands, which is gas productive throughout the immediate area.  Recently, the Viking zones have been tested and produced gas in a number of wells in the immediate area of the prospect.  Drill stem tests have resulted in flows in excess of 12,000,000 feet of gas per day.

We are an emerging oil and gas company with both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have 15 independent sources of oil and/or gas revenue.  Our production is from nine oil wells in Canada, and six wells producing oil and/or gas wells in Texas.  We are presently involved in four separate multi-well oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization.

If you have any questions, please call us at (604) 646-6903.  If you would like to be added to our update email list, please send an email to ir@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         January 19, 2005